EXHIBIT 99

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN

                        Financial Statements and Schedule

                           December 31, 2003 and 2002

                     (With Report of Independent Registered
                         Public Accounting Firm Thereon)

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN

                                Table of Contents

                                                                            Page

Report of Independent Registered Public Accounting Firm                       1

Statements of Net Assets Available for Plan Benefits as of
  December 31, 2003 and 2002                                                  2

Statements of Changes in Net Assets Available for Plan Benefits
  for the years ended December 31, 2003 and 2002                              3

Notes to Financial Statements                                                 4

Schedule

1 Schedule H, Line 4i - Schedule of Assets (Held at End of Year)
  - December 31, 2003                                                        10

             Report of Independent Registered Public Accounting Firm


The Compensation Committee of
  First Niagara Financial Group, Inc.:

We have audited the accompanying statements of net assets available for plan benefits of First Niagara Financial Group, Inc. 401(k) Plan (the Plan) as of December 31, 2003 and 2002, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of First Niagara Financial Group, Inc. 401(k) Plan as of December 31, 2003 and 2002, and the changes in net assets available for plan benefits for the years then ended, in conformity with U.S. generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. Supplemental Schedule H, Line 4i - Schedule of Assets (Held at End of Year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG LLP

June 16, 2004

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN

              Statements of Net Assets Available for Plan Benefits

                           December 31, 2003 and 2002

                                                           2003          2002
                                                       -----------   -----------
Cash escrow account held to purchase First Niagara
  Financial Group, Inc. common stock (Note 6)          $        --     2,256,569

Investments
  Group annuity contract with insurance company         19,803,815    16,141,173
  Mutual funds                                           5,786,604     3,494,307
  First Niagara Financial Group, Inc. common stock      13,840,118     6,965,845
  Participant loans                                        754,692       381,434
                                                       -----------   -----------
          Total investments                             40,185,229    26,982,759
                                                       -----------   -----------
          Net assets available for plan benefits       $40,185,229    29,239,328
                                                       ===========   ===========

See accompanying notes to financial statements.

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN

         Statements of Changes in Net Assets Available for Plan Benefits

                     Years ended December 31, 2003 and 2002

                                                                        2003           2002
                                                                    -----------    -----------
Contributions:
  Employer                                                          $ 1,481,046      1,390,392
  Employee                                                            3,482,987      2,550,052
                                                                    -----------    -----------
                                                                      4,964,033      3,940,444
                                                                    -----------    -----------
Investment income:
  Interest and dividends                                                305,262        282,850
  Net appreciation (depreciation) in fair value of investments,
    including realized gains and losses on sales                      7,315,377       (414,501)
                                                                    -----------    -----------
                                                                      7,620,639       (131,651)
                                                                    -----------    -----------
          Total contributions and investment income                  12,584,672      3,808,793

Transfer in from Cortland Savings Bank 401(k) Savings Plan
  in RSI Retirement Trust                                             1,616,466             --

Transfer in from Savings Bank of the Finger Lakes,
  FSB 401(k) Savings Plan                                               478,217             --

Transfer in from Costello, Dreher, & Kaiser 401(k) Plan and Trust       148,423             --

Distributions to participants                                        (3,731,565)    (3,444,396)

Administrative expenses                                                (150,312)      (116,246)
                                                                    -----------    -----------
          Net increase                                               10,945,901        248,151

Net assets available for plan benefits:
  Beginning of year                                                  29,239,328     28,991,177
                                                                    -----------    -----------
  End of year                                                       $40,185,229     29,239,328
                                                                    ===========    ===========

See accompanying notes to financial statements.

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN

                          Notes to Financial Statements

                           December 31, 2003 and 2002

(1)   Description of Plan

      The following description of the First Niagara Financial Group, Inc. 401(k) Plan (the Plan) is provided for general information purposes only. Participants should refer to the Summary Plan Description for more complete information.

      (a)   General

            The Plan is a defined contribution plan covering all employees of First Niagara Financial Group, Inc. (FNFG). As a result of the acquisition of the sponsoring entities, the assets of Cortland Savings Bank 401(k) Savings Plan in RSI Retirement Trust, the Savings Bank of the Finger Lakes, FSB 401(k) Savings Plan, and the Costello, Dreher, & Kaiser 401(k) Plan and Trust were transferred into the Plan during 2003. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

      (b)   Eligibility

            Employees are eligible to participate in the Plan when they reach age 21 and have completed 3 months of service.

      (c)   Contributions

            Participants may make contributions to the Plan in the form of salary reductions of up to 100% of their total compensation, limited by the maximum allowable contribution under the Internal Revenue Code. FNFG makes matching contributions of 100% of employee contributions up to 2% of the employee's compensation, plus 75% of employee contributions between 2% and 6% of the employee's compensation. FNFG's matching contribution for a plan year will not be more than 5% of the employee's total compensation.

      (d)   Participants' Accounts

            Each participant's account is credited with contributions and a pro rata share of investment income.

      (e)   Vesting

            Participants become vested in employer contributions based on a percentage that increases each year from the beginning of year two of service over a period of six years when the vesting percentage is 100%.

      (f)   Distributions

            Participants or their beneficiaries are entitled to their vested account balance upon death, retirement, or termination of employment, payable in a single sum or in an annuity.

      (g)   Participant Loans

            Participants may borrow up to 50% of their account balance, with a minimum loan amount of $1,000 and a maximum of $50,000. Participants may have only one loan outstanding at any given time.


                                       4                             (Continued)

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN

                          Notes to Financial Statements

                           December 31, 2003 and 2002

      (h)   Administrative Expenses

            Costs of administering the Plan, except recordkeeping expenses, are borne by FNFG.

      (i)   Forfeitures

            Forfeitures of nonvested Company contributions may be used for Plan administrative expenses or to reduce the Company's contributions. During 2003 and 2002, forfeitures used to reduce Company contributions amounted to $20,880 and $9,423, respectively. Unused forfeited account balances were $0 and $7,344 at December 31, 2003 and 2002, respectively.

(2)   Summary of Significant Accounting Policies

      (a)   Basis of Presentation

            The accompanying financial statements have been prepared on the accrual basis of accounting.

      (b)   Investments

            The Guaranteed Interest Account is carried at fair value, which approximates contract value (original investment plus accrued interest). Investments in the pooled separate accounts of the Principal Mutual Life Insurance Company (Principal) are carried at fair value based on the fair values of the underlying assets. Investments in common stock and mutual funds are valued based on quoted market prices. Investment income includes unrealized appreciation or depreciation in the value of the investments. Investment transactions are recorded on the trade date.

      (c)   Use of Estimates

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of net assets available for plan benefits and changes therein. Actual results could differ from those estimates.

(3)   Investments

      Contributions to the Plan are invested under a group annuity contract with Principal, mutual funds, or FNFG common stock. Plan participants may allocate their funds among one or more of the following investment accounts:

            Group Annuity Contract with Principal (party-in-interest):

            o Guaranteed Interest Account - A general investment account comprised of guaranteed interest contracts yielding a specified rate of interest maturing at various dates through December 31, 2006.

            o Money Market Separate Account - A pooled separate account comprised of commercial paper, U.S. government and agency securities, and other short-term interest-bearing securities.

            o Bond and Mortgage Separate Account - A pooled separate account comprised of intermediate-term commercial mortgages and mortgage-backed securities.


                                       5                             (Continued)

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN

                          Notes to Financial Statements

                           December 31, 2003 and 2002

            o Large Cap Stock Index Separate Account - A pooled separate account comprised of the stocks included in the Standard and Poor's 500 Stock Index.

            o Small Company Blend Separate Account - A pooled separate account comprised of equity securities of small to medium capitalized domestic companies.

            o Principal Partners Large-Capital Blend I Separate Account - A pooled separate account comprised of equity securities of large capitalized domestic companies.

            o Medium Company Value Separate Account - Pooled separate account comprised of common stocks of medium sized companies.

            o Medium Company Blend Separate Account - Pooled separate account comprised of common stocks of medium sized companies.

            o International Stock Separate Account - A pooled separate account comprised of common stocks of companies located outside the United States, mainly in Europe and Asia.

            o Small Company Growth Separate Account - A pooled separate account comprised of stocks at the lower end of the market capitalization range.

            o Large Company Growth Separate Account - A pooled separate account comprised of companies in rapidly expanding industries or multinational companies with a high percentage of sales coming from foreign markets.

            o Stock Emphasis Balanced Separate Account - A pooled separate account comprised of investments in other pooled separate accounts offered by Principal whose assets are comprised of stocks, bonds, convertibles, and cash. The fund strategy is to maintain at least 50% of its assets in common stocks.

            o Russell LifePoints Balanced Strategy Separate Account - A separate account which invests in other Frank Russell underlying funds seeking moderate levels of current income and long-term capital appreciation.

            o Russell LifePoints Conservative Strategy Separate Account - A separate account which invests in other Frank Russell underlying funds seeking high levels of current income and, secondarily, capital appreciation.

            o Russell LifePoints Aggressive Strategy Separate Account - A separate account which invests in other Frank Russell underlying funds seeking long-term capital appreciation and low levels of current income.

            o Russell LifePoints Moderate Strategy Separate Account - A separate account which invests in other Frank Russell underlying funds seeking long-term capital appreciation and, secondarily, high levels of current income.

            o     Russell LifePoints Equity Aggressive Strategy Separate Account
                  - A separate account which invests in other Frank Russell underlying funds seeking long-term capital appreciation.


                                       6                             (Continued)

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN

                          Notes to Financial Statements

                           December 31, 2003 and 2002

            Mutual Funds:

            o Vanguard Growth and Income Fund - Comprised mainly of stocks in the S&P 500, with the remaining invested in companies with characteristics similar to S&P 500 companies.

            o Putnam International Equity Fund - Comprised mainly of equity securities of foreign companies.

            o Fidelity Advisor Equity Growth Fund - Comprised of common and preferred stocks and convertible securities of companies with above average growth characteristics.

            o Strong Opportunity Fund - Comprised of equities and nonconvertible corporate and government intermediate to long-term debt securities.

            o INVESCO Dynamics Fund - Comprised of the common stocks of domestic companies, invested for the short-term.

            o American Century Value Fund - Comprised of primarily U.S. equity securities.

            o T. Rowe Price Spectrum Growth Fund - Comprised of a diversified group of T. Rowe Price mutual funds that invest mainly in equities such as traditional growth stocks, small aggressive growth stocks, growth and income stocks, and international securities.

            o Janus Aspen Capital Appreciation Fund - Comprised primarily of common stocks.

            o Fidelity Advisor High Income Advantage I Fund - Comprised mainly of low quality debt securities, preferred stocks, convertible securities and zero coupon bonds.

      Participants may also invest in FNFG common stock (party-in-interest).

      The Plan also has an investment in the Principal Financial Group, Inc. Stock Separate Account which includes compensation from the demutualization of Principal from a mutual holding company to a stock company in 2001. Upon demutualization, the Plan received 24,440.35 units of Principal Financial Group, Inc. Stock Separate Account, that were allocated ratably to participants in proportion to their account balances. New contributions or transfer contributions cannot be made into this account.


                                       7                             (Continued)

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN

                          Notes to Financial Statements

                           December 31, 2003 and 2002

      Net appreciation (depreciation) in fair value of investments for the years ended December 31, 2003 and 2002 are as follows:

                                                         2003         2002
                                                      ----------   ----------
      Group annuity contract with insurance company   $1,594,453   (1,572,725)
      Mutual funds                                     1,190,055   (1,167,209)
      FNFG common stock                                4,530,869    2,325,433
                                                      ----------   ----------
      Net appreciation (depreciation)                 $7,315,377     (414,501)
                                                      ==========   ==========

      Individual investments that comprise 5% or more of the Plan's net assets available for plan benefits at December 31, 2003 and 2002 are as follows:

                                                        2003          2002
                                                    -----------   -----------
      Guaranteed Interest Account                   $ 2,020,342     2,485,158
      Money Market Separate Account                   8,175,059     5,787,587
      Bond and Mortgage Separate Account              2,935,736     2,927,365
      Large Cap Stock Index Separate Account          2,579,293     1,992,588
      FNFG common stock                              13,840,118     6,965,845

(4)   Federal Income Taxes

      The Plan has received a favorable determination letter as to its tax-exempt qualified status from the Internal Revenue Service dated May 5, 2003. The Plan's management has represented that the Plan has been operated in accordance with its terms. Accordingly, there is no provision for income taxes in these financial statements due to the applicable exemptions under Sections 401 and 501 of the Internal Revenue Code.

(5)   Plan Termination

      Although it has not expressed any intent to do so, FNFG has the right to discontinue its matching contribution at any time or to terminate the Plan subject to the provisions of ERISA. In the event of a termination of the Plan, participants will be entitled to the entire amount of their account at the date of such termination.


                                       8                             (Continued)

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN

                          Notes to Financial Statements

                           December 31, 2003 and 2002

(6)   Stock Offering

      On July 21, 2002, FNFG adopted a plan of conversion and reorganization to convert from a mutual holding company structure to stock form ("the Conversion"). In connection with the Conversion, the 61% ownership interest of the mutual holding company in FNFG was sold to the public ("the Offering"). Completion of the Conversion and Offering was effective on January 17, 2003 and resulted in the issuance of a total of 67.4 million shares of common stock.

      Participants in the Plan were eligible to purchase FNFG stock in the Conversion. As of December 31, 2002, $2,256,569 was held in cash escrow accounts at First Niagara Bank (party-in-interest) in preparation for the offering at the direction of Plan participants. The funds held in escrow were used to acquire 225,592 shares of common stock at $10 per share on January 17, 2003. In addition, 266,457 shares of common stock held by the Plan at the Conversion date were converted to 689,274 new shares based on an exchange ratio of 2.58681.

(7)   Subsequent Event - Plan Transfer

      On January 16, 2004, FNFG acquired all of the outstanding stock of Troy Financial Corporation, the parent company of Troy Savings Bank. On March 24, 2004, the assets of the Troy Savings Bank 401(k) Plan totaling $7,490,878 were transferred into the Plan.

                                                                      Schedule 1

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN

         Schedule H, Line 4i - Schedule of Assets (Held at End of Year)

                                December 31, 2003

                                                                                                              Current
               Identity of issue                                     Description                               value
-------------------------------------------------       --------------------------------------             -------------
Group annuity contract with Principal
    Mutual Life Insurance Company:*

       Guaranteed Interest Account                      Guaranteed interest contracts
                                                            maturing at various dates through
                                                            December 31, 2007                              $   2,020,342

       Money Market Separate Account                    Pooled separate account investing
                                                            in money market instruments
                                                            (186,837 units)                                    8,175,059

       Bond and Mortgage Separate Account               Pooled separate account investing
                                                            in fixed income securities
                                                            (4,287 units)                                      2,935,736

       Large Cap Stock Index Separate Account           Pooled separate account investing
                                                            in corporate stocks (63,308 units)                 2,579,293

       Small Company Blend Separate Account             Pooled separate account investing
                                                            in corporate stocks of small to
                                                            medium capitalized companies
                                                            (19,948 units)
                                                                                                               1,057,292
       Principal Partners Large Capital Blend I         Pooled separate account comprised
          Separate Account                                  of equity securities of large
                                                            capitalized domestic companies
                                                            (38,851 units)
                                                                                                                 697,636
       Medium Company Blend Separate                    Pooled separate account investing
         Account                                            in common stocks of medium
                                                            sized companies (10,044 units)                       488,851

       International Stock Separate Account             Pooled separate account investing
                                                            in stocks of non-United States
                                                            companies (12,654 units)                             415,833

       Principal Financial Group Inc. Stock             Pooled separate account investing
         Separate Account*                                  in the stock of Principal Financial
                                                            Group (13,493 units)                                 241,820

       Small Company Growth Separate                    Pooled separate account investing
         Account                                            in stocks at lower end of market
                                                            capitalization range (22,404 units)                  359,642

                                                                     (Continued)

                                                                      Schedule 1

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN

         Schedule H, Line 4i - Schedule of Assets (Held at End of Year)

                                December 31, 2003

                                                                                                              Current
               Identity of issue                                     Description                               value
-------------------------------------------------       --------------------------------------             -------------
       Large Company Growth Separate                    Pooled separate account investing
          Account                                           in stocks of rapidly expanding
                                                            industries or multinational
                                                            companies (4,210 units)                        $      75,337

       Medium Company Value Separate                    Pooled separate account investing
          Account                                           in common stocks of medium
                                                            sized companies (2,615 units)                        117,401

       Stock Emphasis Balanced Separate                 Pooled separate account investing
          Account                                           in other pooled accounts
                                                            (6,550 units)                                        140,340

       Russell LifePoints Balanced Strategy             Separate account which invests in other
          Separate Account                                  Frank Russell underlying funds
                                                            seeking moderate levels of
                                                            current income and long-term
                                                            capital appreciation (11,074 units)                  137,092

       Russell LifePoints Conservative Strategy         Separate account which invests in other
          Separate Account                                  Frank Russell underlying funds seeking
                                                            high levels of current income and,
                                                            secondarily, capital appreciation
                                                            (12,824 units)                                       167,987

       Russell LifePoints Aggressive Strategy           Separate account which invests in other
          Separate Account                                  Frank Russell underlying funds seeking
                                                            long-term capital appreciation and
                                                            low levels of current income
                                                            (2,404 units)                                         27,628

       Russell LifePoints Moderate Strategy             Separate account which invests in other
          Separate Account                                  Frank Russell underlying funds seeking
                                                            long-term capital appreciation and,
                                                            secondarily, high levels of current
                                                            income (9,356 units)                                 119,136

       Russell LifePoints Equity Aggressive             Separate account which invests in other
          Strategy Separate Account                         Frank Russell underlying funds seeking
                                                            long-term capital appreciation
                                                            (4,381 units)                                         47,390

                                                                     (Continued)

                                                                      Schedule 1

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN

         Schedule H, Line 4i - Schedule of Assets (Held at End of Year)

                                December 31, 2003

                                                                                                              Current
               Identity of issue                                     Description                               value
-------------------------------------------------       --------------------------------------             -------------
Mutual Funds:

       Vanguard Growth and Income Fund                  Mutual fund (49,145 shares)                        $   1,373,094

       Putnam International Equity Fund                 Mutual fund (33,475 shares)                              691,597

       Fidelity Advisor Equity Growth Fund              Mutual fund (16,943 shares)                              788,372

       Strong Opportunity Fund                          Mutual fund (16,957 shares)                              668,961

       INVESCO Dynamics Fund                            Mutual fund (36,194 shares)                              533,493

       American Century Value Fund                      Mutual fund (102,144 shares)                             766,078

       T. Rowe Price Spectrum Growth Fund               Mutual fund (32,632 shares)                              482,945

       Janus Aspen Capital Appreciation Fund            Mutual fund (9,162 shares)                               190,926

       Fidelity Advisor High Income
          Advantage I Fund                              Mutual fund (31,646 shares)                              291,138

First Niagara Financial Group, Inc.*                    Common stock (924,525 shares)                         13,840,118

Participant Loans*                                      Notes receivable, various maturities,
                                                            interest rates ranging from
                                                            5.75% to 12.00%                                      754,692
                                                                                                           -------------
                                                                                                           $  40,185,229
                                                                                                           =============

*Party named is a party-in-interest.

See accompanying report of independent registered public accounting firm.